UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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EQT Corporation :: Annual Proxy Mailing and Meeting of Shareholders

:: a memo on behalf of Nicole King, EQT Corporate Secretary

It's that time of year and we want to remind all EQT employees of some very important information regarding our 2013 proxy materials, related shareholder proposals, and our upcoming annual shareholder meeting.

:: 2013 Proxy Mailing

Who receives annual proxy materials?

All shareholders of record receive annual proxy materials via standard mail.  If you are an employee who participates in the EQT 401K plan and has an EQT stock account, or if you hold EQT restricted shares, you will also receive (or have received) EQT's 2013 proxy materials.  In addition, if you own EQT stock through an individual bank or broker, you will receive these same materials from that source.

What information is contained in the proxy statement?

A company's annual proxy statement contains important shareholder and/or company proposals for which votes are needed in order to be passed -- and your vote is always important. Shareholders cast their votes on the proposals at the annual meeting by either voting in person or by proxy. Shareholder voting is the primary means by which shareholders can influence a company's operations, its corporate governance, and even social responsibility factors.  In fact, shareholders who do vote can influence the outcome of the election in greater proportion than their percentage share ownership.

This year's EQT proxy statement contains one shareholder proposal and four EQT proposals:

1 – The shareholder proposal recommends that the Board conduct a political contribution feasibility study. EQT believes that approval of this proposal would not be in the best interest of EQT or its shareholders.  The Board of Directors (the Board) has already studied the use of treasury funds for political contributions, and has established the Public Policy and Corporate Responsibility Committee to provide oversight for items such as corporate political spending.  Furthermore, the Board believes it is in the best interests of EQT and its shareholders to continue participating, as a Company, in the legislative and regulatory process.  The Board urges you to vote against this shareholder proposal.

2 – The four EQT proposals include – a) the election of four directors to new terms; b) declassification of the Board; c) executive compensation; and d) ratification of the appointment of Ernst & Young LLP as EQT’s registered public accounting firm for 2013.  The Board urges you to vote for each of these four proposals.

You can read more about each proposal, and other matters expected to be brought before the annual meeting of shareholders, in the Company’s 2013 proxy statement.

What actions are required?

Please vote each of your proxy and/or direction cards -- promptly.  Voting can be done via the Internet, telephone, or by signing, dating and returning the cards in the envelopes provided.

:: 2013 Annual Meeting of Shareholders

EQT's Annual Meeting of Shareholders will be held on Wednesday, April 17, 2013 at EQT Plaza.  Although a large number of employees are shareholders, it's very important that we maintain safe, efficient operations; therefore, we are unable to invite all employees to attend the annual meeting. Employees who are specifically requested by Dave Porges to be present at the meeting will be authorized to attend.  Others who wish to attend must record the time as a vacation day.

If you have any questions, please call Nicole King, EQT Corporate Secretary at (412) 553-5891.

NOTE:  Managers, please post this for the benefit of those employees who cannot easily access email or Knowledge Center.